                                                                Exhibit (a)(6)

                                 RB ASSET, INC.

                                Offer to Exchange
               Increasing Rate Junior Subordinated Notes due 2006
                          for Any and All Shares of its
             15% Non-Cumulative Perpetual Preferred Stock, Series A


-------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, DECEMBER 24, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE OR, UNLESS PREVIOUSLY ACCEPTED, ON OR AFTER JANUARY 25, 1999.
-------------------------------------------------------------------------------


                                                            November 25, 1998
To Our Clients:

       Enclosed for your consideration is an Offering Circular, dated November 25, 1998 (the "Offering Circular"), and the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of RB Asset, Inc. (the "Company") to exchange $25.94 principal amount of its Increasing Rate Junior Subordinated Notes due 2006 (the "Subordinated Notes"), for each share of the Company's 15% Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 (the "Series A Preferred Stock"). The Company will accept for exchange any and all shares of Series A Preferred Stock properly tendered and not withdrawn according to the terms of the Offering Circular and the Letter of Transmittal. Consummation of the Exchange Offer is subject to a number of conditions described in the Offering Circular.

       If a stockholder desires to tender Series A Preferred Stock pursuant to the Exchange Offer and the certificate(s) for such stockholder's Series A Preferred Stock are not immediately available or time will not permit all required documents to reach the Exchange Agent (as defined in the offering circular) prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Series A Preferred Stock may nevertheless be tendered according to the guaranteed delivery procedures set forth in the Offering Circular. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offering Circular) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent. This material is being forwarded to you as the beneficial owner of shares of Series A Preferred Stock carried by us in your account but not registered in your name. A tender of such shares of Series A Preferred Stock can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series A Preferred Stock held by us for your account.

       Accordingly, we request instructions as to whether you wish us to tender any or all such shares of Series A Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal. However, we urge you to read the Offering Circular carefully before instructing us as to whether or not to tender your shares of Series A Preferred Stock.

       Your attention is directed to the following:

       1. The Exchange Offer is to exchange $25.94 principal amount of Subordinated Notes for each share of Series A Preferred Stock.

       2. Each holder accepting the Exchange Offer will have released the Company, its predecessors and successors, and their respective parents, subsidiaries, affiliates and assigns, and each of their respective officers, directors, employees, partners, advisors, agents and representatives from all actions, causes of action, claims, judgments, contracts, agreements or understandings, whether individual or derivative in nature, which the undersigned now has, ever had or hereafter shall or may have with respect to such shares of Series A Preferred Stock exchanged pursuant to the Exchange Offer or any disclosures, rights or agreements relating thereto, including, but not limited to, any claims made in the action and any claims with respect to the reorganization and the transfer of assets from River Bank America, all of which are described in the Offering Circular. Holders who accept the Exchange Offer will be barred from participating in any litigation with respect to any released claims, including but not limited to, the lawsuit described above, or from participating in any other lawsuit or as a member of any class of claimants in any other litigation with respect to the released claims.

       3. The Exchange Offer will expire at 5:00 p.m., New York City time, on Thursday, December 24, 1998, unless the Exchange Offer is extended.

       4. The Exchange Offer is being made for any and all shares of Series A Preferred Stock.

       5. Stockholders who tender shares of Series A Preferred Stock will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer and exchange of the Series A Preferred Stock to the Company or its order pursuant to the Exchange Offer.

       The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Series A Preferred Stock in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Company becomes aware of any state law that would limit the class of offerees in the Exchange Offer, the Company will amend the Exchange Offer and, depending on the timing of such amendment, if any, will extend the Exchange Offer to provide adequate dissemination of such information to holders of shares of Series A Preferred Stock prior to the expiration of the Exchange Offer.

       If you wish to have us tender any or all of your shares of Series A Preferred Stock please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of Series A Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. If you authorize the tender of your shares of Series A Preferred Stock, all such shares will be tendered unless otherwise specified on the instruction form set forth below.

       If we do not receive written instructions in accordance with the procedures presented in the Offering Circular and the Letter of Transmittal, we will not tender any shares of the Series A Preferred Stock on your account.

                             -----------------------

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE
               INCREASING RATE JUNIOR SUBORDINATED NOTES DUE 2006
                          FOR ANY AND ALL SHARES OF ITS
             15% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

       The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular, dated November 25, 1998, and the Letter of Transmittal relating to the offer (the "Exchange Offer") of RB Asset, Inc. (the "Company") to exchange $25.94 principal amount of its Increasing Rate Junior Subordinated Notes due 2006 (the "Subordinated Notes"), for each share of the Company's 15% Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 (the "Series A Preferred Stock").

       This will instruct you to tender the number of shares of Series A Preferred Stock indicated below (or if no number is indicated below, all shares of Series A Preferred Stock) held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Offering Circular and the related Letter of Transmittal.

Dated:                       , 1998                       SIGN HERE
      -----------------------

------------------------------------------  -----------------------------------
Number of Shares to be
Tendered*:
-----------------------------------------
                                            -----------------------------------
                                                        Signature(s)
Account Number:
               --------------------         -----------------------------------

                                            -----------------------------------
                                                  Please Print Name(s) Here

                                            -----------------------------------

                                            -----------------------------------
                                                         Address(es)

                                            -----------------------------------

                                            -----------------------------------
                                              Area Code and Telephone Number(s)

                                            -----------------------------------

                                            -----------------------------------
                                               Tax Identification or Social
                                                   Security Number(s)

-------------------
* Unless otherwise indicated, it will be assumed that all of your shares of Series A Preferred Stock held by us for your account are to be tendered.